SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2002

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-22849	65-0420146

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1291 S.W. 29th Avenue, Pompano Beach, Florida 33068

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 917-6655

NOT APPLICABLE

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On September 6, 2002, Visual Data Corporation (the “Company”) completed the sale and lease back of its principal executive offices in Pompano Beach, Florida. The sale price was $1,700,000 and the Company received net proceeds of approximately $721,000 after payment of current obligations due from the mortgage. The proceeds from the Company will be used to repay approximately $700,000 of outstanding indebtedness and other obligations and the remainder is to be used for working capital.

     In connection with the agreement the Company entered into a five-year lease ending in September 2007. The lease provides for one five-year renewal option. The monthly base rental is $10,966.67 plus the Company’s share of operating expenses with annual three percent (3%) increases.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Visual Data Corporation has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL DATA CORPORATION

By: /s/ Gail Babitt

Name: Gail Babitt Title: Chief Financial Officer

Dated: September 18, 2002

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